Exhibit 3.1

RESTATED

ARTICLES OF INCORPORATION

OF PENNICHUCK CORPORATION

The following Articles of Incorporation are adopted pursuant to the provisions of the New Hampshire Business Corporation Act (RSA Chapter 293-A):

ARTICLE I

The name of the corporation is PENNICHUCK CORPORATION.

ARTICLE II

The period of its duration is perpetual.

ARTICLE III

The principal purposes for which the corporation is organized are:

To acquire an interest in or control of corporations or associations engaging in activities of every kind or description or any other activities through ownership of stock; to acquire such stock by purchase, exchange for its own securities or otherwise; to exercise all of the rights, powers and privileges of such stock; and to generally conduct the business and carry on the activities of a holding company.

The corporation is further empowered to transact any and all lawful business for which corporations may be incorporated under RSA Chapter 293-A.

ARTICLE IV

Except as provided in Article VII, the aggregate number of shares of capital stock which the corporation shall have authority to issue is: Eleven Million Five Hundred Thousand (11,500,000) shares of common stock, having par value of One Dollar ($1.00) per share, and Fifteen Thousand (l5,000) shares of preferred stock, having par value of One Hundred Dollars ($100.00) per share. The following is a statement of the designations, preferences, voting powers, qualifications, limitations, restrictions, and the special or relative rights granted to or imposed upon the common stock and the preferred stock, and a statement of the authority vested in the board of directors to fix by resolution any designations, preferences, voting powers, qualifications, limitations, restrictions, and special or relative rights of any series of preferred stock that is desired but which has not been fixed herein:

1.

Shares of preferred stock authorized and issued from time to time may be divided into and issued in series and classes as herein provided, each of such series and classes to be distinctly designated. All shares of preferred stock of all series of the same class shall be of equal rank and all shares of any particular series of the preferred stock shall be identical except as to the date or dates from which dividends thereon shall be cumulative as provided in paragraph 2 hereof. The shares of the preferred stock of different series, subject to any applicable provision of law, may vary as to the following terms, which shall be fixed in the case of each such series, at any time prior to the issuance of the shares thereof, in the manner provided in paragraph 7 hereof:

a.

The annual dividend rate (within such limits as shall be permitted by law) for the particular series and the date from which dividends shall be cumulative on all shares of such series issued prior to the record date for the first dividend for such series;

b.

The redemption price or prices, if any, for the particular series;

c.

The amount or amounts per share for the particular series payable to the holders thereof upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, which may be different for voluntary or involuntary liquidation, dissolution or winding up;

d.

The terms and amount of any sinking fund provided for the purchase or re4emption of shares of the particular series; and

e.

The conversion, participating or other special rights, and the qualifications, limitations or restrictions thereof, if any of the particular series.

2.

The holders of each series of the preferred stock at the time outstanding shall be entitled to receive, but only when and as declared by the board of directors, out of funds legally available for the payment of dividends, cumulative preferential dividends, at the annual dividend rate for the particular series fixed therefor as herein provided; payable quarter-yearly on the fifteenth days of January, April, July and October in each year, to shareholders of record on the respective dates, not exceeding forty (40) days preceding such dividend payment dates, fixed for the purpose by the board of directors. No dividends shall be declared on any series in a particular class of the preferred stock in respect of any quarter-yearly dividend period unless there shall likewise be declared on all shares of all series in said class of the preferred stock at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefor, in respect of the same quarter-yearly dividend period, to the extent that such shares are entitled to receive dividends for such quarter-yearly dividend period. The dividends on shares of all series of the preferred stock shall be cumulative. In the case of all shares of each particular series, the dividends on shares of such series shall be cumulative:

a.

If issued prior to the record date for the first dividend on the shares of such series, then from the date for the particular series fixed therefor as herein provided;

b.

If issued during the period commencing immediately after a record date for a dividend and terminating at the close of the payment date for such dividend, then from such dividend payment date; and

c.

Otherwise from the quarter-yearly dividend payment date next preceding the date of issue of such shares;

so that unless dividends on all outstanding shares of each series of the preferred stock, at the annual dividend rate and from the dates for accumulation thereof fixed as herein provided shall have been paid for all past quarter-yearly dividend periods, but without interest on cumulative dividends, no dividends shall be paid or declared and no other distribution shall be made on the common stock, and no common stock shall be purchased or otherwise acquired for value by the corporation. The holders of the preferred stock of any series shall not be entitled to receive any dividends thereon other than the dividends referred to in this paragraph 2.

3.

The corporation, by action of its board of directors, may redeem the whole or any part of any series 'of the preferred stock, at any time or from time to time, at the redemption price of the shares of the particular series fixed therefor as herein provided, together with a sum in the case of each share of each series so to be redeemed, computed at the annual dividend rate for the series of which the particular share is a part from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore or on such redemption date paid thereon or declared and set aside for payment thereon. Notice of every such redemption shall be given by publication at least once in a daily newspaper printed in the English language and of general circulation in the City of Nashua, New Hampshire, or Boston, Massachusetts, the first publication in such newspaper to be at least thirty (30) days and not more than ninety (90) days prior to the date fixed for such redemption. At least thirty (30) days' and not more than ninety (90) days' previous notice of every such redemption shall also be mailed to the holders of record of the shares of the preferred stock so to be redeemed, at their respective addresses as the same shall appear on the books of the corporation; but either or both of such requirements for notice by publication and notice by mailing may be waived by the holders of the shares to be redeemed and, in any event, no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the preferred stock so to be redeemed. In case of the redemption of a part only of any series of the preferred stock at the time outstanding, the corporation shall select by lot or pro rata, in such manner as the board of directors may determine, the shares so to be redeemed. The board of directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which and the terms and conditions upon which the shares of the preferred stock shall be redeemed from time to time. If such notice of redemption shall have been duly given publication, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the corporation, separate and part from its other funds, in trust for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefor, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered by cancellation, from and after the date fixed for redemption, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares so called for redemption shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable upon redemption thereof, without interest; provided, however, that the corporation may, after giving notice by publication of any such redemption as hereinbefore provided or after giving to the bank or trust company hereinafter referred to irrevocable authorization to give such notice by publication, and, at any time prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of the shares to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of New Hampshire or Commonwealth of Massachusetts, doing business in the City of Nashua, New Hampshire, or the City of Boston, Massachusetts, having capital, surplus and undivided profits aggregating at least $10,000,000, designated in such notice of redemption and upon such deposit in trust, all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest, provided further that notice of such right shall be included in the notice of redemption hereinabove provided for.  Nothing herein contained shall limit any legal right of the corporation to purchase or otherwise acquire any shares of the preferred stock at not exceeding the price at which the same may be redeemed. All or any shares of the preferred stock at any time redeemed, purchased or acquired by the corporation may thereafter, in the discretion of the board of directors, be reissued or otherwise disposed of at any time or from time to time to the extent and in the manner now or hereafter permitted by law, subject, however, to the limitations imposed by the terms of any particular class or series of the preferred stock adopted in the manner provided in paragraph 7 hereof.

4.

Before any amount shall be paid to, or any assets distributed among, the holders of the common stock upon any liquidation, dissolution or winding up of the corporation, and after paying or providing for the payment of all creditors of the corporation, the holders of each series of the preferred stock at the time outstanding shall be entitled to be paid in cash the amount for the particular series fixed therefor as herein provided, together with a sum in the case of each such share of each series, computed at the annual dividend rate for the series of which the particular share is a part, from the date from which dividends on such share became cumulative to the date fixed for the payment of such distributive amount, less the aggregate of the dividends theretofore or on such date paid thereon or declared and set aside for payment thereon; but no payments on account of such distributive amounts shall be made to the holders of any series of the preferred stock unless there shall likewise be paid at the same time to the holders of each other series of the same class of the preferred stock at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled as herein provided. Each class of stock shall be entitled to receive such payments on the basis of the relative seniority of such class with respect to each other class. The holders of the preferred stock of any series shall not be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the corporation other than the amounts referred to in this paragraph Neither the consolidation or merger of the corporation with or into any other corporation or corporations, nor the sale or transfer by the corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the corporation for the purposes of this paragraph.

5.

Whenever the full dividends on all series of the preferred stock at the time outstanding for all past quarter-yearly dividend periods shall have been paid or declared and set apart for payment, then such dividends (payable in cash, stock or otherwise), as may be determined by the board of directors may be declared and paid on the common stock, but only out of funds legally available for the payment of such dividends.

6.

In the event of any liquidation, dissolution or winding up of the corporation, all assets and funds of the corporation remaining after paying or providing for the payment of all creditors of the corporation and after paying or providing for the payment to the holders of shares of all series of the preferred stock of the full distributive amounts to which they are respectively entitled, as herein provided, shall be divided among and paid to the holders of the common stock according to their respective shares.

7.

The corporation may, at any time or from time to time, within the then total authorized amount of the preferred stock of all series, increase the authorized amount of any series of the preferred stock or of any preferred stock which is not part of a then existing series, establish or reestablish any unissued shares of the preferred stock as shares of the preferred stock of any series as preferred stock which is not part of a then existing series, create one or more additional classes or series of the preferred stock, fix the authorized amount of any class or series (which amount shall be subject to change from time to time by like action), and fix the designations, and the terms of any class or series of the preferred stock in the respects in which the shares or any class or series may vary from the shares of other class or series of the preferred stock as provided in paragraph 1 hereof, by the vote of the holders of a majority of the total number of shares of the common stock of the corporation then outstanding given at a meeting called for that purpose in accordance with the provisions of paragraph 12 hereof. In case and to the extent that, under the laws of New Hampshire at the time in effect, the board of directors of the corporation shall be authorized by law to create new classes or series of the preferred stock or to fix the amounts, designations, and the terms of the shares of any class or series of the preferred stock or to take any other action with respect to the preferred stock of the corporation specified in this paragraph 7, no action of shareholders of the corporation with respect thereto shall be required under the provisions of this paragraph 7 and all action authorized by the provisions of this paragraph 7 to be taken by vote of the holders of the common stock may be taken by vote of the board of directors of the corporation.

8.

(A)

So long as any shares of the preferred stock of any series are outstanding, the corporation shall not, without the consent (given in writing or by vote at a meeting called for that purpose in accordance with the provisions of paragraph 12 hereof) of the holders of at least two-thirds of the total number of shares of the preferred stock of all series then outstanding:

a.

Create or authorize any kind of stock (other than a series of the preferred stock) ranking prior to or on parity with the preferred stock, or create or authorize any obligation or security convertible into shares of stock of any such kind; or

b.

Amend, alter, change or repeal any of the express terms of the preferred stock or of any series of the preferred stock then outstanding in a manner prejudicial to the holders thereof; provided, however, that if any such amendment, alteration, change or repeal would be prejudicial to the holders of one or more, but not all, of the series of the preferred stock at the time outstanding, only such consent of the holders of two-thirds of the total number of shares of all series so affected shall be required; or

c.

Issue any additional shares of any series of the preferred stock, unless (i) for the purpose of refunding all of the shares of any particular series of preferred stock then outstanding, subject to any limitations on redemption which may exist with respect to such series; or (ii) the net earning of the corporation applicable to the payment of dividends on the preferred stock, and unless the net earnings applicable to the payment of interest charges on its indebtedness, in each instance after provision for depreciation and all taxes chargeable as operating expense and determined in accordance with sound accounting practice, for any twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the calendar month within which such additional shares of stock shall be issued, shall, respectively, have been at least two (2) times the dividend requirements for a twelve (12) months' period upon the entire amount of the preferred stock to be outstanding immediately after the proposed issue of such additional shares of preferred stock and at least one and one-half (1 1/2) times the aggregate of such dividend requirements and of the interest charges for said period on the entire amount of the indebtedness to be likewise outstanding; but excluding from each of the foregoing computations interest charges on all indebtedness which is to be retired through the issue of such additional shares of preferred stock.

(B)

So long as any shares of the preferred stock of any series are outstanding, the corporation shall not pay any dividends on or make any other distribution to the holders of shares of its common stock if after giving effect to such payment or distribution the capital of the corporation represented by its common stock together with its surplus as then stated on its books of accounts shall in the aggregate be less than the involuntary liquidating value of its then outstanding preferred stock.

9.

No holder of shares of any series of the preferred stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock, or securities convertible into stock, of any class, series or kind whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.

10.

(A)

At all meetings of the shareholders of the corporation the holders of common stock shall be entitled to one vote for each share of common stock held by them respectively except as herein otherwise expressly provided. The holders of the preferred stock shall have no right to vote and shall not be entitled to notice of any meeting of shareholders of the corporation nor to participate in any such meeting except as herein otherwise expressly provided and except for those purposes, if any, for which said rights cannot be denied or waived under some mandatory provision of law which shall be controlling.

(B)

If and when (i) dividends payable on any series of the preferred stock shall be in default in an amount equivalent to four (4) full quarter-yearly dividends on the shares of such series of the preferred stock then outstanding, or (ii) any mandatory redemption payment shall be in arrears by five (5) or more days with respect to the shares of any series of preferred stock then outstanding, and until all dividends then in default shall have been paid or declared and set apart for payment, and any mandatory redemption payment then in arrears shall have been paid, the holders of all preferred stock, voting separately as one class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full board of directors, and the holders of the common stock, voting separately as a class, shall be entitled to elect the remaining directors of the corporation. The terms of office of all persons who may be directors of the corporation at the time shall terminate upon the election of a majority of the board of directors by the holders of the preferred stock, whether or not the holders of the common stock shall then have elected the remaining directors of the corporation.

(C)

If and when all dividends then in default on the preferred stock then outstanding shall be paid or declared and set apart for payment (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), and any mandatory redemption payment then in arrears shall have been paid, the preferred stock shall thereupon be divested of any special right with respect to the election of directors provided in subparagraph (B) hereof, the voting power of the preferred stock and the common stock shall revert to the status existing before the occurrence of such default; but always subject to the same provisions for vesting such special rights in the preferred stock in case of further like default or defaults in dividends thereon or further arrearages in mandatory redemption payments thereon. Upon the termination of any such special right, the terms of office of all persons who may have been elected directors of the corporation by vote of the holders of the preferred stock, as a class, pursuant to such special right shall forthwith terminate, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors.

(D)

In case of any vacancy in the office of a director occurring among the directors elected by the holders of preferred stock, as a class, pursuant to the foregoing provisions of subparagraph (B) hereof, the remaining directors elected by the holders of preferred stock may elect, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.  Likewise in case of any vacancy in the office of a director occurring among the directors elected by the holders of common stock pursuant to the foregoing provisions of subparagraph (B) hereof, the remaining directors elected by the holders of the common stock may elect, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.

(E)

Whenever under the provisions of subparagraph (B) hereof, the right shall have accrued to the holders of the preferred stock to elect directors, the board of directors shall within ten (10) days after delivery to the corporation at its principal office of a request to such effect signed by any holder of preferred stock entitled to vote, call a special meeting of all shareholders to be held within forty (40) days from the delivery of such request for the purpose of electing directors. At all meetings of shareholders held for the purpose of electing directors during such times as the holders of shares of the preferred stock shall have the special right, voting separately as one class, to elect directors pursuant to subparagraph (B) hereof, the presence in person or by proxy of the holders of a majority of the outstanding shares of the common stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of all series of the preferred stock shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either such class shall not prevent the election at any such meeting or adjournment thereof of directors by the other such class if the necessary quorum of the holders of stock of such class is present in person or by proxy at such meeting; and provided further that in the absence of a quorum of the holders of stock of either such class, a majority of those holders of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the requisite amount of holders of such class shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of notice of the next annual meeting of the corporation or special meeting in lieu thereof.

(F)

Except when some mandatory provision of law shall be controlling and except as otherwise provided in clause (b) of paragraph 8(A) hereof and, as regards the special rights of any series of the preferred stock as provided in the resolutions creating such series, whenever shares of two or more series of the preferred stock are outstanding, no particular series of the preferred stock shall be entitled to vote as a separate series on any matter and all shares of the preferred stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the shareholders of the corporation by classes may now or hereafter be required.

11.

From time to time, and without limitation of other rights and powers of the corporation as provided by law, the corporation may reclassify its capital stock and may create or authorize one or more classes or kinds of stock ranking prior to or on a parity with or subordinate to the preferred stock or may increase the authorized amount of the preferred stock or of the common stock or of any other class of stock of the corporation or may amend, alter, change or repeal any of the rights, privileges, terms and conditions of the preferred stock or of any series thereof then outstanding or of the common stock or of any other class of stock of the corporation, upon the vote, given at a meeting called for that purpose in accordance with the provisions of paragraph 12, hereof, of a majority in interest of the shareholders then entitled to vote thereon or upon such other vote of its shareholders then entitled to vote thereon as may then be provided by law; (i) provided that the consent of the holders of the preferred stock (or of any series thereof) required by the provisions of subparagraph (A) of paragraph 8 hereof, if any such consent be so required, shall have been obtained; (ii) provided that the rights, privileges, terms and conditions of the common stock shall not be subject to amendment, alteration, change or repeal without the consent (given in writing or by vote at a meeting called for that purpose in accordance with the provisions of paragraph 12 hereof) of the holders of a majority of the total number of shares of the common stock then outstanding; and (iii) provided that any limitations imposed by the terms of any particular class or series of the preferred stock adopted in the manner provided in paragraph 7 hereof, shall have been satisfied.

12.

Notice of any meeting of shareholders of the corporation, or of the holders of any class or series of stock, required or authorized hereunder or by law, setting forth the purpose or purposes of such meeting, shall be mailed by the corporation, in the manner provided in the corporation's bylaws. Any action authorized to be taken at a meeting called for that purpose in accordance with the provisions of this paragraph 12 may be taken either at a special meeting, or at any regular or annual meeting provided that notice of such proposed action is included in the notice of such regular or annual meeting. Except where some mandatory provision of law shall be controlling, no other, longer or additional notice need be given of any such meeting and all holders of shares of stock of the corporation, by becoming such, hereby consent to the holding of any such meeting upon notice given as hereinbefore provided and hereby waive, to the full extent permitted by law any right to require the giving of or to receive any such other, longer or additional notice.

13.

The corporation may, at any time and from time to time, issue and dispose of any of the authorized and unissued shares of the preferred stock and common stock for such consideration as may be fixed by the board of directors, subject to any provisions of law then applicable, and subject to the provisions of any resolutions of the shareholders of the corporation relating to the issue and disposition of such shares.

14.

The shareholders of the corporation shall not have preemptive rights to acquire unissued or treasury shares of common stock or securities convertible into such shares or carrying a right to subscribed to or acquire shares.  This provision shall apply to the holders of the corporation's common stock, whether issued prior to or subsequent to the adoption hereof.

ARTICLE V

Subject to the provisions of Article IV and any other restrictions imposed by law, the board of directors may (i) purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of the shares of the corporation, but purchases of such shares, whether direct or indirect, shall be made only to the extent of unreserved and unrestricted earned surplus and capital surplus of the corporation available for such purchases; and (ii) distribute to its shareholders out of the capital surplus of the corporation a portion of its assets, in cash or property.

ARTICLE VI

In addition to any affirmative vote required by law or these Articles of Incorporation, the vote of shareholders of the corporation required to approve any Business Combination (as defined hereinbelow) shall be as set forth in this Article VI. Each capitalized or other term used in this Article VI shall have the meaning ascribed to it in Section 3 hereof or as otherwise defined herein.

1.

None of the following Business Combinations shall be consummated without the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon ("Voting Stock"), unless any shares of any class entitled to vote as a class are outstanding, in which event the authorization shall require the vote of the holders of two-thirds of the shares of each such class and of the total shares entitled to vote:

a.

any merger or consolidation of the corporation or any Subsidiary with or into (i) any Interested Shareholder or (ii) any other corporation or entity (whether or not itself an Interested Shareholder) which is, or after each merger or consolidation would be, an Affiliate of an Interested Shareholder;

b.

any sale, lease, exchange, mortgage; pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of assets of the corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more;

c.

the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; other than the issuance of securities upon the conversion of any class or series of stock or securities convertible into stock of the corporation or any Subsidiary which were not acquired by such Interested Shareholder (or such Affiliate) from the corporation or a Subsidiary;

d.

the adoption of any plan or proposal for the liquidation or dissolution of the corporation or any Subsidiary proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

e.

any reclassification of securities (including any reverse stock split), or any recapitalization of the corporation or any other Subsidiary, or any merger or consolidation of the corporation with or into any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which in any such case (i) has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock of the corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder (ii) would have the effect of increasing such proportionate share upon conversion of any class or series of stock or securities convertible into stock of the corporation or any Subsidiary.

2.

The provisions of Section 1 hereof shall not be applicable to any Business Combination in respect of which all of the conditions specified in either of the following Subsections a and b are met.  Any such Business Combination shall require the affirmative vote of only the holders of a majority of the shares of common stock of the corporation.

a.

Such Business Combination shall have been approved by a majority of the Disinterested Directors, or

b.

All conditions specified in the following Paragraphs (1) through (5) shall have been met:

(1)

Minimum Price: Consideration for Stock.

(a)

Common Stock.

The aggregate amount of the cash and the Fair Market Value as of the "Consummation Date" of any consideration other than cash to be received by holders of the common stock of the corporation in such Business Combination shall be at least equal to the higher of the following:

(i)

the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such common stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher; or

(ii)

the Fair Market Value per share of such common stock on the Announcement Date or the Determination Date, whichever is higher; and

(b)

Other Stock.

The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock other than Common stock shall be at least equal to the highest of the following (it being intended that the requirements of this Subparagraph (b) shall be required to be met with respect to every class and series of such Voting Stock, whether or not the Interested Shareholder beneficially owns any shares of a particular class or series of such Voting Stock):

(i)

 the highest per share price (including any brokerage commissions, transfers taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher;

(ii)

the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; or

(iii)

the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; and

(c)

Form of Consideration.

The consideration to be received by holders of a particular class or series of outstanding Voting stock shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Shareholder and, if the Interested Shareholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by the holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date; and

(2)

Prohibited Conduct.

After the Determination Date, and prior to the Consummation Date:

(a)

except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at regular dates therefor the full amount of any dividends, (whether or not cumulative) payable on any class or series having a preference over the common stock of the corporation as to dividends, or upon liquidation;

(b)

there shall have been no reduction in the annual rate of dividends paid on the common stock of the corporation (except as necessary to reflect any division of the common stock) except as approved by a majority of the Disinterested Directors; and there shall have been an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors;

(c)

such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Shareholder; and

(d)

after such Interested Shareholder has become an Interested Shareholder, such Interested shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

(3)

Informational Requirements.

A proxy or information statement describing the proposed Business Combination and complying with the then current requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to holders of Voting Stock at least 30 days prior to the shareholder vote on such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

3.

For the purpose of this Article VI.

a.

The term "Business Combination" shall mean any transaction that is referred to in any one or more Subsections a through e of Section 1 hereof.

b.

A "person" shall mean an individual, firm, corporation or other entity.

c.

"Interested Shareholder" shall mean any person (other than the corporation or any Subsidiary) who or which:

(1)

is the beneficial owner, directly or indirectly, of more than 10 percent of the combined voting power of the then outstanding shares of Voting Stock;

(2)

is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the combined voting power of the then outstanding shares of Voting Stock; or

(3)

is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

d.

A person shall be a "beneficial owner" of any Voting Stock:

(1)

which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

(2)

which such person or any of its Affi1iates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

(3)

which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

e.

For the purposes of determining whether a person is an Interested Shareholder pursuant to Subsection c of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Subsection d of this Section 3.

f.

"Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 6, 1984.

g.

"Subsidiary" means any corporation more than 50 percent of whose outstanding stock having ordinary voting power in the election of directors is owned, directly or indirectly, by the corporation or by a subsidiary thereof or by the corporation and one or more Subsidiaries thereof; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Subsection c of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

  h.

"Disinterested Director" means any member of the Board of Directors of the corporation who is unaffiliated with, and not a nominee of, the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a Majority of Disinterested Directors then on the Board of Directors.

i.

"Fair Market Value" means:

(1)

in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the higher closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and

(2)

in the case of stock of any class or series which is not traded on any United States registered securities exchange nor in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

j.

In the event of any Business Combination in which the corporation survives; the phrase "any consideration other than cash" as used in Paragraph b (I) of Section 2 hereof shall include the shares of common stock and/or the share of any class or series of outstanding Voting Stock other than common stock of the corporation retained by the holders of such shares.

k.

"Announcement Date" means the date of first public announcement of the proposed Business Combination.

l.

"Consummation Date" means the date of consummation of a Business Combination.

m.

"Determination Date" means the date on which the Interested Shareholder became an Interested Shareholder.

4.

A majority of the Disinterested directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry all facts necessary to determine compliance with this Article VI, including, without limitation, (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by a person, (iii) whether a person is an Affiliate or Associate of another person, (iv) whether the requirements of Section 2 hereof have been met with respect to any Business Combination, and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more. The good faith determination of a majority of the Disinterested Directors on such matters shal1 be conclusive and binding for all purposes of this Article VI.

5.

Nothing contained in this Article VI shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

ARTICLE VII

Notwithstanding anything to the contrary contained in Article IV, the corporation shall have authority to issue 100,000 shares of a class of preferred stock having no par value. The shares of such class of preferred stock may be issued by the corporation at any time or from time to time by vote of the board of directors without the approval of the shareholders.  Such class of preferred stock shall have the following preferences, limitations and rights:

1.

So long as any shares of the preferred stock authorized by Article IV are outstanding, the shares of preferred stock authorized by this Article VII shall rank junior to such other shares of the preferred stock.

2.

The shares of such class shall be entitled to vote on any one or more of the following matters as may be fixed by the board of directors at the time the shares are issued: (i) any Business Combination, as defined in Subsection a of Section 3 of Article VI, required to be approved pursuant to the provisions of Section I of Article VI; (ii) any merger or consolidation of the corporation with or into any other corporation or corporations or any sale of all, or substantially all, of the corporation's property and assets, with or without the goodwill, not qualifying as a Business Combination subject to the provisions of Article VI; (iii) any repeal or change of the Bylaws pursuant to Article VIII; (iv) any amendment of these Articles of Incorporation pursuant to Article XI; and (v) any other matters not inconsistent with these Articles of Incorporation.  The shares of such class shall vote as a class with respect to the foregoing matters unless otherwise provided by the board of directors at the time the shares are issued.

3.

Dividends, if any, paid on the shares of such class may be cumulative or noncumulative as may be fixed and determined by the board of directors at the time the shares are issued.

4.

All or any portion of the shares of such class may be redeemed at such price and under such terms and conditions as may be fixed and determined by the board of directors at the time the shares are issued.

5.

There shall be paid upon the shares of such class such amounts in the event of voluntary and involuntary liquidation as may be fixed and determined by the board of directors at the time the shares are issued.

6.

The shares of such class may be converted into shares of common stock as may be fixed and determined by the board of directors at the time the shares are issued.

7.

The issuance of shares of such class of preferred stock shall not be subject to preemptive rights of any shareholder.

8.

The shares of such class of preferred stock may have any other preferences, limitations and rights as may be fixed and determined by the board of directors at the time the shares are issued.

The board of directors shall have authority to divide such class of preferred stock into series and to fix and determine the relative preferences, limitations and rights of the shares of any series so established, including (i) the rate of dividend; (ii) whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (iii) sinking fund provisions, if any, for the redemption or purchase of shares; (iv) the amount payable upon shares in event of voluntary and involuntary liquidation; (v) the terms and conditions, if any, on which the shares may be converted; or (vi) special voting rights, if any.

ARTICLE VIII

The Bylaws of the corporation may be amended only by a majority of the full Board of Directors, subject to repeal or change only by vote of the holders of two-thirds of the shares entitled to vote, unless any shares of any class entitled to vote as a class are outstanding, in which event the authorization shall require the vote of the holders of two-thirds of the shares of each such class and of the total shares entitled to vote.

ARTICLE IX

The Directors shall be divided into three classes, each class to be as nearly equal in number as possible, the term of office of Directors of the first class to expire at the first annual meeting of shareholders after their election, that of the second class to expire at the second annual meeting after their election and that of the third class to expire at the third annual meeting after their election.  At each annual meeting after such classification, a number of Directors equal to the number of the class whose terms expire at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.

ARTICLE X

A Director may be removed from office only by vote of the holders of two-thirds of the shares entitled to vote at an election of Directors.

ARTICLE XI

These Articles of Incorporation may be amended by vote of the holders of a majority of the shares entitled to vote, except for Article VI, Article VII, Article VIII, Article IX, Article X and this Article XI which may be amended only by vote of the holders of two-thirds of the shares entitled to vote, unless any shares of any class entitled to vote as a class are outstanding, in which event the authorization shall require the vote of the holders of two-thirds of the shares of each such class and of the total shares entitled to vote.

ARTICLE XII

To the fullest extent now or hereafter permitted by law, no director or officer of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director or officer.  Any amendment or repeal of the foregoing provision shall not adversely affect any right or protection of any director or officer of the corporation existing at the time of such amendment or repeal.

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION

of

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

PENNICHUCK CORPORATION

______________________________________________

WHEREAS, Pennichuck Corporation, a corporation organized and existing under the General Business Corporation Law of the State of New Hampshire (hereinafter called the “Corporation”), hereby certifies that the Board of Directors of the Corporation (hereinafter called the “Board of Directors” or the “Board”) pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, as amended from time to time (the “Restated Certificate of Incorporation”), created a series of Preferred Stock of the Corporation, no par value per share (the “Series A Junior Participating Preferred Stock”), by resolution at a meeting duly called and held on April 20, 2000 and stated the designation and number of shares, and fixed the relative rights, preferences, and limitations thereof in a certificate of designation (the “Certificate of Designation”) filed with the Secretary of State of the State of New Hampshire on such date;

WHEREAS, the Corporation hereby certifies that the Board of Directors, by resolution at a meeting duly called and held on March 22, 2006 approved an amendment to the Restated Certificate of Incorporation increasing to 50,000 the number of shares of Series A Junior Participating Preferred Stock authorized under the Restated Certificate of Incorporation through filing an amended and restated Certificate of Designation with the Secretary of State of the State of New Hampshire that amends and restates the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

      Section 1. Designation and Amount. The shares of this series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 50,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

      Section 2. Dividends and Distributions.

            (a)  Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year

(each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, par value $1.00 per share (the “Common Stock”), of the Corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall, at any time after April 20, 2000, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (b)  The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

            (c)  Dividends due pursuant to paragraph (A) of this Section shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly       dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

      Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

            (a)  Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall, at any time after April 20, 2000, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (b)  Except as otherwise provided in the Restated Certificate of Incorporation, including any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law,  the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

            (c)  Except as set forth herein, or as otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      Section 4. Certain Restrictions.

            (a)  Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i)  declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii)  declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                  (iii)  redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock.

            (b)  The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

      Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in the Restated Certificate of Incorporation, including any Certificate of Designations creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

      Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. In the event the Corporation shall, at any time after April 20, 2000, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of  Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall, at any time after April 20, 2000, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 8. Amendment. The Restated Certificate of Incorporation shall not be amended in any manner, including in a merger or consolidation, which would alter, change, or repeal the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

      Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and upon liquidation, dissolution and winding up, junior to all series of Preferred Stock.